EXHIBIT 99.1

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NEWS RELEASE
May 14, 2020


              FSI ANNOUNCES First Quarter, 2020 FINANCIAL RESULTS
Conference call is scheduled for Friday May 15th , 11:00am Eastern time, 8:00am Pacific Time
                    See dial in number and explanation below

VICTORIA, BRITISH COLUMBIA, May 14, 2020 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the first quarter (Q1) ended March 31, 2020.

Mr. Daniel B. O'Brien, CEO, states, "The first quarter of 2020 has been a difficult time for many companies and millions of people. The Company is satisfied with our financial performance considering the covid crisis." Mr. O'Brien continues, "We remain in full production and are proud that our agriculture and cleaning product ingredients are aiding in the struggle against the disease."

     o Sales in the first quarter (Q1) were $8,429,486, down less than 1% when compared to sales of $8,471,476 in the corresponding period a year ago. The financials show a Q1, 2020 net profit of $1,264,675, or $0.10 per share, compared to a net profit of $1,011,150, or $0.09 per share, in Q1, 2019.

     o Basic weighted average shares used in computing earnings per share amounts were 12,237,798 and 11,705,613 for Q1, 2020 and Q1, 2019 respectively.

     o Non-GAAP operating cash flow: For the 3 months ending March 31, 2020, net income reflects $177,640 of non-cash charges (depreciation, stock option expenses), as well as gain (loss) on disposition (and involuntary disposition) of equipment, gain on investment, interest expense, interest income, write down of inventory, and income tax; Net income attributable to non-controlling interests. These are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,778,785, or $0.15 per share. This compares with operating cash flow of $1,300,360, or $0.11 per share, in the corresponding 3 months of 2019 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division.

Conference  call

A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Friday May 15th . CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 800-309-1256 (or 1 856-344-9308 ) just prior to the scheduled call time. Participant code 302299 will be requested. The conference call title, "FSI First Quarter 2020 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended March 31, 2020. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:


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                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
           For 3 Months Ended March 31 (3 Months Operating Cash Flow)
                                   (Unaudited)

                                                    3 months ended March 31
                                                         2020          2019
                                                ---------------------------

Revenue                                         $ 8,429,486     $ 8,471,476
Income (loss) before income tax - GAAP          $ 1,766,678     $ 1,293,495
Provision for Income tax (expense)/recovery     $  (434,988)    $  (253,081)
   - GAAP
Net income (loss)- GAAP                         $ 1,264,675 a   $ 1,011,150 a
Net income (loss) per common share - basic      $      0.10 a   $      0.09 a
   - GAAP
3 month weighted average shares used in
   computing per share amounts - basic - GAAP     12,237,98      11,705,613

                                                  3 Month Operating Cash Flow
                                                      Ended September 30
                                               ------------------------------

Operating Cash flow (3 months). NON-GAAP      $ 1,178,785 b,c   $1,300,360 b,c

Operating Cash flow per share excluding       $      0.15 b,c   $     0.11 b,c
   non-operating items and items not related
   to current operations (9 months) - basic
   NON-GAAP
Non-cash Adjustments (3 month) GAAP           $   177,640 d     $  154,026 d
   Shares (3 month basic weighted average)     12,237,798       11,705,613
   used in computing per share amounts -
   basic GAAP

Notes: certain items not related to "operations" of the Company have been excluded from net ----- income as follows.

a) Non-GAAP -:: Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018). Therefore 3 month Net Income is also reduced by the dollar amount of non-controlling interest in ENP(see the financials).

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock compensation expense (2020 = $177,640, 2019 = $154,026), interest expense (2020 = $101,425, 2019 = $129,007), interest income (2020 = $414,
     2019 = $16,252), gain on investment (2020 = $199,529, 2019 = $230,652), net gain/(loss) on involuntary disposition of equipment (2020 = N/A, 2019 = N/A), write down of inventory (2019 = N/A, 2018 = N/A), deferred income tax recovery (2020 = N/A, 2019 = $125,999), Income tax (2020 =$434,988, 2019 =
     $379,080), and Net income attributable to non-controlling interests. See the financial statements for all adjustments.

c)   The revenue and gain from the 50% investment in the private
     Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the gains from all investments, including that of the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow.

d)   Non-GAAP - amounts represent  depreciation and stock compensation expense.

Safe Harbor Provision
The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                 6001 54th Ave, Taber, Alberta, CANADA T1G 1X4

                                                                Company Contacts
                                                                     Jason Bloom
                                                         Toll Free: 800 661 3560
                                                               Fax: 403 223 2905
                                              E-mail: info@flexiblesolutions.com


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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com.